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                                                                   Exhibit 1 (d)

                          NOTICE OF GUARANTEED DELIVERY
                             TO TENDER FOR EXCHANGE
                   FIRST MORTGAGE BONDS, 6.86% SERIES DUE 2008
                                       OF
                   THE CLEVELAND ELECTRIC ILLUMINATING COMPANY

     As set forth in the Prospectus dated    , 1999 (the "Prospectus"), of The
Cleveland Electric Illuminating Company (the "Company") and in the accompanying Letter of Transmittal and instructions thereto (the "Letter of Transmittal"), this form or one substantially equivalent hereto must be used to accept the Company's exchange offer (the "Exchange Offer") to exchange any or all of its outstanding First Mortgage Bonds, 6.86% Series due 2008 (the "Old Bonds") if (i) certificates representing the Old Bonds to be tendered for purchase and payment are not lost but are not immediately available, (ii) time will not permit the Letter of Transmittal, certificates representing such Old Bonds or other required documents to reach the Exchange Agent prior to the Expiration Date, or
(iii) the procedure for book-entry transfer cannot be completed prior to the Expiration Date. This form may be delivered by an Eligible Institution (as defined herein) by mail or hand delivery or transmitted, via telegram, telex or facsimile, to the Exchange Agent as set forth below. All capitalized terms used herein but not defined herein shall have the meanings ascribed to them in the Prospectus.

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  THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME,
                  ON ____________, ___________, 1999 UNLESS THE
              OFFER IS EXTENDED (THE "EXPIRATION DATE"). TENDERS OF
          OLD BONDS MAY BE WITHDRAWN AT ANY TIME PRIOR TO 5:00 P.M. ON
                              THE EXPIRATION DATE.
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                  To: The Chase Manhattan Bank, Exchange Agent

     By Registered or Certified Mail:                    By Facsimile:                      By Hand or Overnight Courier:
         The Chase Manhattan Bank                 (Eligible Institutions Only)                The Chase Manhattan Bank
             55 Water Street                    (212) 638-7375 or (212) 344-9367                   55 Water Street
         Room 234, North Building                                                             Room 234, North Building
         New York, New York 10041                    Confirm by Telephone:                    New York, New York 10041
        Attention: Carlos Esteves                        (212) 638-0828                       Attention: Carlos Esteves

         DELIVERY OF THIS INSTRUMENT TO AN ADDRESS, OR TRANSMISSION VIA TELEGRAM, TELEX OR FACSIMILE, OTHER THAN AS SET FORTH ABOVE, WILL NOT CONSTITUTE A VALID DELIVERY.

         This form is not to be used to guarantee signatures. If a signature on the Letter of Transmittal is required to be guaranteed by an "Eligible Institution" under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

LADIES AND GENTLEMEN:

         The undersigned hereby tender(s) to the Company, upon the terms and subject to the conditions set forth in the Prospectus and the Letter of Transmittal, receipt of which is hereby acknowledged, the aggregate principal amount of Old Bonds set forth below, pursuant to the guaranteed delivery procedures set forth in the Prospectus under the caption "The Exchange Offer -- Guaranteed Delivery Procedures."

         Subject to and effective upon acceptance for exchange of the Old Bonds tendered herewith, the undersigned hereby sells, assigns and transfers to or upon the order of the Company all right, title and interest in and to, and any and all claims in respect of or arising or having arisen as a result of the undersigned's status as a holder of, all Old Bonds tendered hereby. In the event of a termination of the Exchange Offer, the Old Bonds tendered pursuant hereto will be returned to the tendering Old Bond holder promptly.

         The undersigned hereby represents and warrants that the undersigned accepts the terms and conditions of the Prospectus and the Letter of Transmittal, has full power and authority to tender, sell, assign and transfer the Old Bonds tendered hereby and that the Company will acquire good and unencumbered title thereto, free and clear of all liens, restrictions, charges and encumbrances and not subject to any adverse claim. The undersigned will, upon request, execute and deliver any additional documents deemed by the Exchange Agent or the Company to be necessary or desirable to complete the sale, assignment and transfer of the Old Bonds tendered.

         The undersigned understands that tenders of Old Bonds will be accepted only in principal amounts equal to $1,000 or integral multiples thereof. The undersigned understands that tenders of Old Bonds pursuant to the Exchange Offer may not be withdrawn after 5:00 p.m., New York City time, on the Expiration Date. Tenders of Old Bonds may also be withdrawn if the

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Exchange Offer is terminated without any such Old Bonds being purchased thereunder or as otherwise provided in the Prospectus under the caption "The Exchange Offer -- Withdrawal of Tenders."

         All authority herein conferred or agreed to be conferred by this Notice of Guaranteed Delivery shall survive the death or incapacity of the undersigned, and every obligation of the undersigned under this Notice of Guaranteed Delivery shall be binding upon the heirs, personal representatives, executors, administrators, successors, assigns, trustees in bankruptcy and other legal representatives of the undersigned.

                            PLEASE COMPLETE AND SIGN
Signature(s) of Registered Owner(s) or :                           Name(s) of Registered Holder(s):
Authorized Signatory
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                                                                   Address:
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Principal Amount and Series of Old Bonds Tendered:                 ------------------------------------------------------
                                                                   Area Code and Telephone No.:
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                                                                   If Old Bonds will be delivered by book-entry transfer at
Certificate No(s). of Old Bonds (if available):                    The Depository Trust Company, insert The Depository
                                                                   Account No.:
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                                                                   Transaction Code No.:
------------------------------------------------------                                  ----------------------------------

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Date:
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

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       This Notice of Guaranteed Delivery must be signed by the registered holder(s) of Old Bonds exactly as its (their) name(s) appear on certificates for Old Bonds or on a security position listing as the owner of Old Bonds, or by person(s) authorized to become registered holder(s) by endorsements and documents transmitted with this Notice of Guaranteed Delivery. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, such person must provide the following information:

       Please print name(s) and address(es)

  Name(s):

  Capacity:

  Address(es):
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DO NOT SEND OLD BONDS WITH THIS FORM. OLD BONDS SHOULD BE SENT TO THE
EXCHANGE AGENT TOGETHER WITH A PROPERLY COMPLETED AND DULY EXECUTED LETTER OF TRANSMITTAL.
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                                    Guarantee
                    (not to be used for signature guarantee)

         The undersigned, a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc. or a commercial bank or trust company having an office or a correspondent in the United States, hereby guarantees that, within three New York Stock Exchange trading days from the date of this Notice of Guaranteed Delivery, a properly completed and duly executed Letter of Transmittal (or a facsimile thereof), together with certificates representing the Old Bonds tendered hereby in proper form for transfer (or confirmation of the book-entry transfer of such Old Bonds into the Exchange Agent's account at The Depository Trust Company, pursuant to the procedure for book-entry transfer set forth in the Prospectus) and required documents will be deposited by the undersigned with the Exchange Agent at one of its addresses set forth above.

         The undersigned acknowledges that it must deliver the Letter of Transmittal and Old Bonds tendered hereby to the Exchange Agent within the time period set forth above and that failure to do so could result in financial loss to the undersigned.

Name of Firm:__________________________  ______________________________________
                                                AUTHORIZED SIGNATURE

Address:_______________________________  Name:________________________________

_______________________________________  Title:________________________________

 Area Code and Telephone No.___________  Date:_________________________________
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